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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Beazer Homes USA, Inc. on Amendment No. 1 to Form S-4 of our report dated January 22, 2002, appearing in the Annual Report on Form 10-K of Crossmann Communities, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
August 9, 2002